UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2024

Relativity Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41283	86-3244927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 3753 Howard Hughes Pkwy

Suite 200

Las Vegas, NV 89169

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 710-4420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, and one redeemable warrant	RACYU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	RACY	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one share of Class A common stock at an exercise price of $11.50	RACYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2024, Relativity Acquisition Corp. (the “Company”) borrowed $3,541.50 from SVES LLC (“SVES”), which amount was deposited into the Company’s Trust Account on that day in connection with an extension of the date by which the Company has to consummate an initial business combination. The borrowing was made under the terms of a promissory note (the “Note”) in the aggregate principal amount of up to $42,497.95, pursuant to which SVES agreed to loan the Company up to $42,497.95 in connection with the Company extending the date by which it must consummate its initial business combination from February 15, 2024 to February 15, 2025.

Under the terms of the Note, SVES (or its affiliates or permitted designees) shall deposit $3,541.50 per month (approximately $0.056 per public share (“Public Share”) that is not redeemed) into the Company’s trust account (the “Trust Account”) for each calendar month (commencing on February 15, 2024 and ending on the 15th day of each subsequent month) until February 15, 2025, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $42,497.95.

The Note bears no interest and is repayable in full upon the date of the consummation of the Company’s initial business combination with SVES. The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2024, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved a second amendment to the Company’s second amended and restated certificate of incorporation (the “Charter Amendment”) to extend the date by which the Company must consummate its initial business combination from February 15, 2024 to February15, 2025 or such earlier date as determined by the Company’s board of directors (the “Board”). The Company filed the Charter Amendment with the Office of the Secretary of State of Delaware on February 13, 2024, a copy of which is attached as Exhibit 3.1 to this report and is incorporated by reference herein.

On February 13, 2024, at the Meeting, the Company’s stockholders also approved an amendment to the Company’s investment management trust agreement (the “Trust Agreement”), dated as of February 10, 2022, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), permitting the Trustee to invest funds in an interest-bearing demand deposit account (the “Trust Amendment Proposal”). A copy of the amendment to the Trust Agreement is attached as Exhibit 10.2 to this report and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s stockholders approved the Charter Amendment extending the date by which the Company has to consummate an initial business combination from February 15, 2024 to February 15, 2025 (or such earlier date as determined by the Board). Also at the Meeting, the Company’s stockholders approved the Trust Amendment Proposal to amend its Trust Agreement, permitting the Trustee to invest funds in an interest-bearing demand deposit account.

The final voting results for the Extension Amendment Proposal and the Trust Amendment Proposal were as follows:

1.	Extension Amendment Proposal

For	Against	Abstain
3,327,000	5,188	0

2.	Trust Amendment Proposal

For	Against	Abstain
3,327,009	5,178	1

In connection with the Meeting, stockholders holding 90,054 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, approximately $1.02 million (approximately $11.32 per Public Share) will be removed from the Trust Account to pay such holders and approximately $720,000 will remain in the Trust Account. Following the redemptions, the Company will have 63,241 Public Shares outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
3.1	Second Amendment to the Second Amended and Restated Certificate of Incorporation.
10.1	Promissory Note Issued to SVES LLC, dated as of February 13, 2024
10.2	Amendment to the Investment Management Trust Agreement, dated February 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Relativity Acquisition Corp.

	By:	/s/ Tarek Tabsh
		Name:	Tarek Tabsh
		Title:	Chief Executive Officer

Dated: February 20, 2024

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